Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of Xiangtian (USA) Air Power Co., Ltd. of my report dated November 13, 2014 except for the effects of the restatement, as to which the date is September 4, 2015, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/s/ Jimmy P. Lee, CPA, PC

December 6, 2015